Exhibit 99.1

NEWS RELEASE

Date:	October 29, 2008
FOR IMMEDIATE RELEASE

Contact:	Dave Mossberg
Beacon Street Group
817-310-0051

XETA Technologies, Inc. Announces Stock Repurchase Program

Broken Arrow, OK – XETA Technologies, Inc. (NASDAQ:XETA) announced today that the Company’s Board of Directors has approved a stock repurchase program authorizing the Company to use up to $1,000,000 to repurchase its outstanding common stock.  Funding for the purchases will come primarily from funds earned from operations.  Under this program, XETA common stock may be repurchased in open market transactions in such amounts and at such prices as the Company’s management deems appropriate.  The amount and timing of the repurchases will be based on various factors, including general market conditions, the market price of XETA common stock, company-imposed black-out periods during which the Company and its insiders are prohibited from trading in XETA common stock and management’s assessment of the Company’s financial position and liquidity.  The program does not obligate the Company to repurchase any dollar amount or number of shares of its stock, and may be modified, suspended, extended or terminated at any time.

About XETA Technologies

XETA is a leading provider of communication technologies with a comprehensive array of products and services available from industry leaders. The Company has earned and continues to maintain the industry’s most prestigious certifications as an Avaya Platinum Business Partner, Nortel Elite Advantage Partner, and Mitel premium PARTNER. Being able to provide solutions and service for these leading vendors is a unique value proposition for Fortune 1000 customers with multiple locations and complex networks. With a 26 year operating history and over 16,000 customers from coast to coast, XETA has maintained a commitment to extraordinary customer service. The Company’s in-house 24/7/365 call center, combined with a nationwide service footprint offers customers comprehensive equipment service programs that ensure network reliability and maximized network up-time. More information about XETA Technologies, Inc. (NASDAQ: XETA) is available at www.xeta.com. Click on the following link to join our e-mail alert list: http://www.b2i.us/irpass.asp?BzID=1585&to=ea&s=0.

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements (generally identified by such words as “expects,” “plans,” “believes,” “likely,” “anticipates” and similar words or expressions) reflect management’s current expectations, assumptions, and beliefs based upon information currently available to management. Investors are cautioned that all forward-looking statements are subject to certain risks and uncertainties which are difficult to predict and that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to: the U.S. economic crisis and its impact on capital spending trends in the Company’s markets; the Company’s ability to maintain and improve upon current gross profit margins; delays in installation schedule or other adverse events impacting expected revenue and gross profits from the Miami-Dade County Public School system orders; the success of the Mitel product and services offering; the Company’s ability to achieve its long-term targeted levels of profitability; the Company’s ability to acquire and retain the technical competencies needed to implement new advanced communications technologies; intense competition and industry consolidation; dependence upon a single customer for the recent growth in the Company’s Managed Services offering; and the availability and retention of revenue professionals and certified technicians. Additional factors that could affect actual results are described in Item 1.A entitled “Risk Factors” contained in Part I of the Company’s Form 10-K for its fiscal year ended October 31, 2007 and in the Company’s quarterly reports filed to date on Form 10-Q.